CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 19, 2008, relating to the financial statements and financial highlights which appear in the March 31, 2008 Annual Report to Shareholders of Phoenix Equity Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Non-Public Holdings Information”, “Independent Registered Public Accounting Firm” and “Report to Shareholders” in such Registration Statement.

Boston, Massachusetts
June 6, 2008